EXHIBIT  5



                               May 5, 1997



Peter Kiewit Sons', Inc.
1000 Kiewit Plaza
Omaha, Nebraska  68131

     Re:  Form S-8 Registration Statement

Gentlemen:

     Reference is made to the Registration Statement on Form S-8 of Peter Kiewit Sons', Inc. (the "Company"), to be filed with the
Securities and Exchange Commission on or about May 1, 1996 (the
"Registration Statement"). The Registration Statement will register 1,000,000 of Class C Construction & Mining Group
Restricted Redeemable Convertible Exchangeable Common Stock.

     As counsel to the Company, I am familiar with the contents of the Registration Statement, and the terms and conditions of the securities to be registered thereunder.

     Based on the foregoing, it is my opinion that the shares of Class C Construction & Mining Group Restricted Redeemable
Convertible Exchangeable Common Stock, when sold pursuant to the offering contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                Yours very truly,



                                /s/ Kenneth D. Gaskins
KDG/lsv						                   Kenneth D. Gaskins
                                Corporate Counsel